Exhibit 99.1

10050 Crosstown Circle, Suite 500, Eden Prairie, MN  55344

DATALINK ACQUIRES IT SOLUTIONS PROVIDER BEAR DATA SOLUTIONS, INC.

Acquisition Will Expand Key West Coast Market; Company Also Updates Q3 Guidance

EDEN PRAIRIE, Minn., October 20, 2014 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today announced an agreement to acquire privately held Bear Data Solutions, Inc. (Bear). The acquisition of San Francisco-based Bear will quadruple Datalink’s West Coast revenue base to more than $200 million, expand its Cisco expertise into strategically important new areas, and add more than 1,000 new midmarket and enterprise customers to whom Datalink can market its comprehensive portfolio of data center offerings.

Bear primarily serves California-based customers from offices in San Francisco, San Jose, Irvine and San Diego. Bear had 2013 revenues of $130 million with a large percentage coming from networking products, including Cisco wireless, routing and core switches being requested by Datalink customers. The addition of those products will help strengthen Datalink’s customer relationships by increasing dependence on the company’s services, and that Bear’s focus on lower-margin networking sales will open the door for Datalink to sell higher-margin solutions such as converged data center infrastructure and a fuller range of managed, professional and advanced services to Bear’s customer base.

“This is an important strategic acquisition that will significantly expand our West Coast operations and give us a large new base of customers for solutions and services that are beyond the scope of Bear’s current offerings,” said Paul Lidsky, Datalink president and CEO. “As with our successful acquisitions of Incentra, Midwave and StraTech over the past five years, bringing Bear’s personnel and customers into the Datalink family will help expand our geographic reach, deepen our technical knowledge and capabilities, and accelerate our growth rate for shareholders and investors.”

Datalink is purchasing Bear for $18.5 million, including $16.8 million in cash and $1.7 million in Datalink common stock. Datalink will record a one-time acquisition-related charge of approximately $750,000, or $.02 per fully diluted share, in the fourth quarter of 2014. The company expects the acquisition to be accretive to earnings by approximately $.08 to $.10 per fully diluted share in the first twelve months of operations, excluding one-time integration charges and amortization of intangibles.

“Becoming part of Datalink is a significant benefit for our customers and employees,” said Don James, Bear president and CEO. “Our customers will gain from the addition of Datalink’s technical skills, expanded services set and 24x7 customer support center, and our employees will have the opportunity to work for a larger company with a bigger portfolio that is being continually expanded to meet the evolving requirements of the data center market.”

James, his leadership team and most of Bear’s 80 employees, including 25 account executives and 17 field engineers, are expected to remain with Datalink. A joint integration team is currently developing a plan to merge operations, with most of the integration work taking place during the fourth quarter of 2014. Datalink expects the integration to save $1 million to $2 million in 2015 through shared synergies.

In connection with the acquisition, Datalink has issued an aggregate of 125,000 shares of restricted stock to 13 of the Bear employees.  One-half of the restricted shares will vest after two years of service to Datalink and the remaining shares will vest in equal portions at the completion of service during each of years three and four.  Datalink has issued these restricted shares outside of its stockholder-approved equity plans in accordance with Nasdaq rules for “inducement grants”.

The transaction has been approved by the boards of directors of both Datalink and Bear and is expected to close within a week, upon satisfaction of certain closing conditions.

Third Quarter 2014 Guidance

Datalink today also updated its guidance for the third quarter of 2014. Datalink expects third quarter 2014 revenues to be approximately $145 million. This compares to revenues of $139.6 million in the third quarter of 2013. Datalink expects earnings per share to be in the range of $0.15 per share to $0.16 per share on a GAAP basis, and $0.18 per share to $0.19 per share on a non-GAAP basis. Datalink’s previous guidance was for revenues in the range of $150 million to $160 million with earnings per share in the range of $0.11 per share to $0.17 per share on a GAAP basis, and $0.16 per share to $0.22 per share on a non-GAAP basis.

Datalink will report its third quarter financial results and hold an investor conference call after the market closes on October 21, 2014.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced network infrastructures, business continuity, and cloud enablement. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including (i) the anticipated timing of the acquisition, (ii) the expected impact of the acquisition on Datalink, (iii) Datalink’s plans with respect to the acquired business and (iv) our internal projections of certain anticipated 2014 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “will,” “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2013, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions (including a failure of anticipated synergies to materialize); the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

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Company Contacts:

Investors & Analysts
Greg Barnum
Vice President and CFO
Phone:	952-279-4816
Email:	gbarnum@datalink.com

Press
Jill Schmidt
S&S Public Relations, Inc.
Phone:	847-415-9311
Email:	jills@sspr.com

Investor Relations
Kim Payne
Investor Relations Coordinator
Phone:	952-279-4794
Fax:	952-944-7869
Email:	einvestor@datalink.com